Exhibit 3(b)


[As amended through July 27, 1994]

BY-LAWS
OF
LOTUS DEVELOPMENT CORPORATION

Article I. Offices.

Section 1.  Registered Office.  The registered office of the
Corporation shall be c/o The Corporation Trust Company, 1209
Orange Street, in the City of Wilmington, County of New Castle,
State of Delaware 19801.

Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Article II.  Meetings of Stockholders.

Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1982, shall be held on the second Tuesday of May if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date, and time thereof, shall be given of each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 4. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meeting. Written notice of a special meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 6. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

Section 7.  Presiding Officer and Order of Business.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board. If he/she is not present or there is none, they shall be presided over by the President, or, if he/she is not present or there is none, by a Vice President, or, if he/she is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he/she is not present, an Assistant Secretary, or, if he/she is not present, a person chosen by the Board of Directors, shall act as secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

(b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting.
    (1)Call of the meeting to order.
    (2)Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
    (3)Presentation of proxies.
    (4)Announcement that a quorum is present.
    (5)Reading and approval of the minutes of the previous meeting.
    (6)Reports, if any, of officers.
    (7)Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
    (8)Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.
    (9)Transaction of such other business as may properly come before the meeting.
    (10)Adjournment.

Section 8. Quorum and Adjournments. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 9.  Voting.

(a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his/her name on the books of the Corporation.

(b) Except as otherwise provided by law and the Certificate of Incorporation, all elections shall be determined by a plurality vote, and all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

Section 10. Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

Section 11. Nomination of Directors for Election. Nominations for the election of a director or directors at any meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors at such meeting. Any such stockholder may make such a nomination only if written notice of such stockholder's intent to make such nomination which complies with this Section is delivered personally to the Secretary of the Corporation or by certified United States mail, postage prepaid, return receipt requested, to the attention of the Secretary of the Corporation at its principal executive office, in either case not later than (i) with respect to an annual meeting of stockholders, the close of business on the 90th day prior to such meeting or (ii) with respect to a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting its first mailed to stockholders. Each such notice of intent shall set forth or be accompanied by: (a) the name and address of the stockholder intending to make such nomination and of each intended nominee; (b) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder will appear in person or by proxy at such meeting to nominate each such intended nominee; (c) a description of all arrangements or understandings between such stockholder and each such intended nominee or any other person or persons (naming and stating the address of each such person) pursuant to which such intended nominee is to be nominated by such stockholder; (d) such other information regarding each such intended nominee as would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission if the Board of Directors had nominated such intended nominee; and (e) the written consent of each such intended nominee to serve as a director of the Corporation if so elected. The presiding officer at such meeting may refuse to recognize the nomination of any person for election as a director of the Corporation which is not made in compliance with the procedures set forth in this Section.

Section 12. Control Share Acquisitions. The provisions of Chapter 110E of the Massachusetts General Laws, as amended from time to time, shall apply to control share acquisitions (as defined in such chapter) of the shares of the Corporation.

Article III.  Directors.

Section 1. General Powers, Number, and Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be 5. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his/her successor is elected and shall qualify. Directors need not be stockholders.

Section 2. Vacancies. Except as otherwise provided by the Certificate of Incorporation, if any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his/her successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws, at which meeting such vacancies shall be filled.

Section 3.  Removal or Resignation.
(a) Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
(b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held at the first regular meeting of the Board of Directors following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

Section 6.  Regular Meetings.  Additional regular meetings of the
Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two or more directors on at least two days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

Section 8. Quorum and Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

Section 11. Meetings by Telephone or Similar Communications Equipment. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

Article IV.  Committees.

Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his/her term as a director or his/her earlier resignation, unless sooner removed as a member or as a director.

Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 3. Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee or, in his/her absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

Section 6. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 9. Meetings by Telephone or Similar Communications Equipment. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.

Article V.  Notices.

Section 1. Form and Delivery. Whenever a provision of any law, the Certificate of Incorporation, or these By-Laws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. Except as otherwise provided by the Certificate of Incorporation, these notices shall be deemed to be given they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his/her address as it appears on the records of the Corporation.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him/her, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, the lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Article VI.  Officers.

    Section 1. Designations.

(a) Executive Officers. The Chairman of the Board, the President and such other officers of the Corporation as the Board of Directors may expressly so designate from time to time shall be executive officers of the Corporation (each of the aforesaid being hereinafter referred to as an "Executive Officer"). Executive Officers are the only officers who shall have power and authority to make or authorize policy decisions on behalf of the Corporation.

(b) Officers. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents (including without limitation senior or executive vice presidents), a Secretary, a Treasurer and such other officers or agents, with such titles and designations, as the Board of Directors shall from time to time deem necessary or desirable for the conduct of the Corporation's business. Subject to such limitations as the Board of Directors may from time to time impose, each officer shall have the power and authority, in the name and on behalf of the Corporation, to execute and deliver and otherwise enter into, and cause to be fulfilled and performed, such agreements, instruments and other obligations and documents as shall from time to time be authorized by or pursuant to authority granted by the Board of Directors. Officers shall, in addition, exercise such other powers and perform such duties as shall from time to time be determined by or pursuant to authority granted by the Board of Directors.

    Section 2. Term of and Removal From Office.

At its first regular meeting after each annual meeting of stockholders, the Board of Directors shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. It may also choose such other officers or agents, with such titles and designations, as it shall deem necessary or desirable for the conduct of the Corporation's business. Each officer shall hold office until the next such meeting and until his/her successor is chosen and shall qualify. Any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors.

Section 3.  Compensation.
The salaries and any bonuses or other compensation (except stock options) of the Chairman of the Board, the President, all officers of the Corporation who are direct subordinates of the President and any other Vice Presidents of the Corporation shall be fixed from time to time by the Board of Directors, and the salaries, bonuses or other compensation (except stock options) of all other officers of the Corporation shall be fixed from time to time in writing; provided that no officer shall be prevented from receiving a salary because he/she is also a director of the Corporation; and provided further that no officer so designated by the President shall fix his/her own compensation.

Section 4. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him/her from time to time by the Board of Directors. He/She shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 5.  The President.

(a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he/she shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

(c) (i) Subject to such limitations as the Board of Directors may from time to time impose (including without limitation by revocation), the President shall have full power and authority to execute (including without limitation by facsimile) and deliver or otherwise enter into, and cause to be fulfilled or performed all conditions, obligations and other transactions contemplated by, any and all agreements, instruments, and any other documents, including without limitation for the opening of accounts, the borrowing of money, the acquisition, liening or disposition of property or the making of guarantees; to make or issue any and all payments, orders, filings and registrations (with governmental or private bodies), designations of depositories, appointments of statutory resident agents, representations and warranties and other undertakings; and otherwise to commit the resources of the Corporation or do such other acts and things in the name and on behalf of the Corporation (including without limitation amendments, waivers or other modifications of any of the things aforesaid in this subsection (i)) as may be permitted by law and by the Certificate of Incorporation. Such power and authority shall include the power from time to time, subject to such limitations as the President may from time to time impose, to delegate (in each case by written instrument a copy of which shall have been certified by the Secretary to have been delivered to each of the Directors) all or any part of such power or authority to such subordinate officers and other employees of the Corporation (including in the case of Executive Officers the power of further delegation) as the President may from time to time determine.
    (ii) Without limiting the generality of the foregoing, any delegation pursuant to this subsection (c) shall be deemed automatically revoked upon the first to occur of (A) termination of the delegee's employment for any reason, (B) cessation for any other reason of the delegee's direct or indirect supervision by a person holding the office of the delegor, (C) demotion of the delegee, (D) revocation of such delegation by any direct or indirect supervisor of the delegee or (E) cessation of the delegation authority of the delegor's office.

Section 6.  The Vice President(s).

(a) Each Vice President designated by the Board of Directors as an Executive Officer, if any, shall, in the absence of the President or in the event of his/her disability, be deemed empowered in the order designated to perform the duties and to exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by or pursuant to authority of the Board of Directors.

(b) Other Vice Presidents, if any, shall generally assist the respective Executive Officers to whom they are subordinate and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or by such Executive Officers pursuant to authority granted by the Board of Directors.

Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He/She shall perform like duties for the Executive Committee or other committees, if required. He/She shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he/she shall act. He/She shall have custody of the seal of the Corporation, and he/she, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his/her signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his/her signature.

Section 8. The Assistant Secretary. The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his/her disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 9. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by or pursuant to authority of the Board of Directors. He/She shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation.

Section 10. The Assistant Treasurer. The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his/her disability, perform such other duties and have such other powers as may from time to time be prescribed by or pursuant to authority of the Board of Directors.

Article VII.  Indemnification.

    Section 1. Indemnification. (a) The Corporation shall indemnify, defend and hold harmless (i) each director and officer of the Corporation, and (ii) each other person designated in writing by the President or the Chief Financial Officer from time to time, against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs") actually and reasonably incurred by him/her in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the director, officer or other person (collectively "persons") is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (A) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust or other enterprise (collectively "Affiliates") of which he/she has been or is serving at the request of, for the convenience of, or to represent the interest of the Corporation or (B) by reason of anything done or not done by him/her in any such capacity referred to in the immediately foregoing clause (A). Pursuant to this Article VII, the Board of Directors may authorize the execution and delivery by the Corporation of any agreement or undertaking with or on behalf of any person not inconsistent with this Article VII or applicable law with respect to the matters set forth herein.

    Section 2. Culpable Action. (a) Notwithstanding the provisions of Section 1, a person shall not be entitled to indemnification if (i) the Corporation is prohibited from paying such indemnification under applicable law, (ii) the person breached his/her duty of loyalty to the Corporation or its stockholders or any Affiliate or its stockholders, (iii) the person's actions or omissions were not in good faith or involved intentional misconduct or knowing violation of law or (iv) the person derived an improper personal benefit from any transaction which is a subject of the applicable Proceeding (any existence or occurrence described in the foregoing clauses (i)-(iv), individually, a "Culpable Action").

    (b) The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision).

    (c) The existence or occurrence of a Culpable Action may also be determined by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding (the "Disinterested Directors"), (ii) the stockholders of the Corporation, by a majority vote of a quorum consisting of stockholders who were not parties to the applicable Proceeding (the "Disinterested Stockholders"), or (iii) any other entity to which the Disinterested Directors or the Disinterested Stockholders shall have delegated the authority to make such a determination: provided, however, that such determination shall not have been made or shall not be subsequently made pursuant to subsection (b) above.

    (d) If a Proceeding involves more than one claim, issue or matter, the determination as to whether there exists or has occurred a Culpable Action shall be severable as to each and every claim, issue and matter.

    (e) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not change the presumption of Section 1 that a person is entitled to indemnification hereunder and does not create a presumption that there exists a Culpable Action.

    Section 3. Payment of Costs. The Costs incurred by a person in connection with any Proceeding, including any Proceeding brought pursuant to Section 2(b), shall be paid by the Corporation on an "as incurred" basis; provided, however, that if it shall ultimately be determined that there exists or has occurred a Culpable Action with respect to such Proceeding, the person shall repay the Corporation the amount (or the appropriate portion thereof as contemplated by Section 2 (d)) so advanced, including the costs of obtaining a determination pursuant to
Section 2(b).

Article VIII.  Affiliated Transactions and Interested Directors.

Section 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his/her or their votes are counted for such purpose if:

(a) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

Article IX.  Stock Certificates.

Section 1.  Form and Signatures.

(a) Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him/her, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimile. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he/she were such officer at the date of its issue.

(b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions shall have imprinted thereon any notation to that effect determined by the Board of Directors.

    Section 2. Registration of Transfer. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 3.  Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his/her desire and specify the alternate name or address to be used.

Section 4.  Record Date.

(a) In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to
Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall note be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder(s) of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a written consent setting forth the action taken or authorized or proposed to be taken or authorized is delivered to the Corporation, signed by one or more stockholders of record on the date of such delivery, at its registered office in the State of Delaware or its principal executive office, addressed to the attention of the Secretary of the Corporation, or personally delivered to the Secretary of the Corporation. Delivery made to the Corporation's registered or principal executive office or the Secretary shall be by hand or by postage prepaid certified United States mail, return receipt requested. If no record date has been so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 5. Lost, Stolen, or Destroyed Certificates. The President or the Treasurer may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the President or the Treasurer may, in his/her discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his/her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

Article X. General Provisions.

Section 1. Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.
Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Delaware".

Article XI.  Amendments.

Subject to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have the power to alter and repeal these By-Laws and to adopt new By-Laws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these By-Laws or to adopt new By-Laws must be included in the notice of the meeting of the Board of Directors at which such action takes place.

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